SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                          Date of Report: June 12, 1997
                        (Date of earliest event reported)


                         *******************************


                          MEDIZONE INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)




    Nevada                        2-93277-D                     87-0412648
    State of                      Commission                    IRS Taxpayer
    Incorporation                 Registration No.              I.D. Number




            21 Cummings Park, Suite 274, Woburn, Massachusetts 01801
                     Address of Principal executive offices


                  Registrant's telephone number: (617) 908-6366


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Item 5.           Other Events


     On June 12, 1997, at a meeting of the Board of Directors of Medizone International, Inc. (the "Registrant"), Edwin G. Marshall ("Marshall"), Milton
G. Adair ("Adair"), Gerard V. Sunnen, M.D. ("Sunnen") and William M. Hitt, Ph.D, M.D. ("Hitt") were appointed to the Registrant's Board of Directors, with Marshall being named Chairman. Contemporaneously thereto, as reported below, John Pealer ("Pealer") resigned as a Director, and Kenneth Gropper ("Gropper") resigned as President. The Board thereupon made the following appointments to the following positions:

                    President and            -     Adair
                    Chief Executive
                    Officer

                    Chief Operating
                    Officer                   -    Gropper

                    Secretary                 -    Sunnen


     The Board also named an Executive Committee, composed of Marshall, Adair, Gropper, Sunnen and Hitt. The remaining Directors are Joseph S. Latino, Ph.D. and George Handel ("Handel"); however, as reported below, during the Board meeting, Handel resigned from the Board, effective June 13, 1997. The Board abolished the position of Chief Executive Officer - Administration. The holder of the position, Arthur P. Bergeron, remains Vice President, Treasurer and Chief Financial Officer of the Registrant. Finally, the Board authorized the issuance


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of warrants to purchase an aggregate of  73,333,333 of the  Registrant's  common stock to The Sand Dollar Solution ("Sand Dollar"), a California limited partnership, whose general partner is Marshall. As more fully described below, said warrants expire over a two year period and have exercise prices ranging from $.07 to $.20 a share.

     The backgrounds of the Registrant's new directors are as follows:

     Edwin G. Marshall, age 55, attended Santa Rosa Junior College and the College of Marin, in California, studying Business and Fire Science. Marshall served for 17 years in the fire service, rising to become Captain of the Richmond, California Fire Department. He left the fire service in 1979 to enter the real estate business. He participated in the real estate business as the owner of Smith, Smith & Associates, in Truckee, California, from 1979 to 1984, and as a broker with TRI Realtors, in the San Francisco Bay Area, from 1987 to 1990. Marshall was employed by Future Technology Marketing, Inc., of Truckee, California, in sales and training from 1985 to 1987. In 1989, Marshall co-founded The Marin Car Company, which was in the automobile and truck sales and leasing business, in Novato and Petaluma, California. In 1992, Marshall left The Marin Car Company. He is currently employed as a private investor and is also the general partner of Sand Dollar. Marshall owns 765,000 shares, or 0.56%, of the Registrant's common stock. However, through his interest in Sand Dollar,


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and the  issuance to Sand Dollar of the  warrants to purchase  the  Registrant's common stock, as described herein, he may be deemed to be the beneficial owner of 74,098,333 shares of the Company's common stock, or 35.27%, of the Company's common stock, on a fully diluted basis.

     Milton G.  Adair,  age 64,  received a Bachelor  of Arts degree in Business
Administration and Psychology from The College of the Pacific in 1955. After employment by Shell Oil Company and Pittsburgh Des Moines Steel from 1955 to 1963, Mr. Adair was employed by Pfizer Incorporated from 1963 to 1978 in several capacities, culminating in his position as Director of Sales for the Pfizer Diagnostics division. From 1978 to 1979, Mr. Adair was employed as Vice President-Sales/Marketing for the Becton Dickinson Immunodiagnostics division of Becton Dickinson Corporation ("BD") in Orangeburg, New York. Thereafter, until 1983, he was Vice-President and General Manager of Becton Dikinson Automated Immunochemistry divison of BD in Salt Late City, Utah. From 1983 to 1984, Mr. Adair was President of Orbit Medical Systems, Inc., a Salt Lake City venture capital company in the immunochemistry field. Mr. Adair was President, Chief Executive Officer and a Director of Mountain Medical Equipment, Inc., in Littleton, Colorado, whose stock was traded on the American Trade Exchange (the "AMEX"), from 1984 to 1991. In 1991, he became President and Chief Executive Officer of Gull Laboratories, Inc. ("Gull Labs"), in Salt Lake, and whose stock trades on the AMEX, and which is in the business of supplying diagnostic kits


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and automated  equipment in the infectious  disease and autoimmune  markets.  He remained at Gull Labs until 1995 and became President and Director of Biomune Systems, Inc. ("Biomune"), where he is also currently employed. Biomune, whose stock is traded on the NASDACG system, is a bio-technology company that is developing pharmaceutical products for the treatment of cryptosporidioses and E. Coli.

     Gerard V. Sunnen, M.D., age 54, graduated from Rutgers University in 1963 and from the medical school of the State University of New York, Downstate, in 1967. Dr. Sunnen has practiced psychiatric medicine since his graduation from medical school and has taught clinical psychiatry at New York University Medical Center since 1977, where he is now an Associate Clinical Professor of Psychiatry. He is currently a consultant to several organizations and companies, including the Institute for Behavior Therapy and the Training Institute for
Mental Health Practitioners in New York. He is a member of the American Psychiatric Association, the American Society of Clinical Hypnosis, the
International Association of Emergency Psychiatry, of which he is Honerary President, and the World Psychiatric Association, where he is currently Vice President of the Section for Emergency Psychiatry. He received the Chevalier de l'Ordre du Merite from the French government in 1990 for his work in assisting members of the French community in New York. Dr. Sunnen has written and lectured extensively on psychiatric medicine and medical hypnosis. He have also written


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on the medical  applications  of ozone.  Dr. Sunnen owns  1,400,000  shares,  or
1.02%, of the Registrant's common stock.

     William M. Hitt, Ph.D., M.D., age 70, received a Bachelor's of Science degree from the University of Denver in 1946 and a Ph.D. from Colorado A&M University in 1948. He received a medical degree from the University of Colorado in 1952 and did post-medical school studies at Duke University and Washington University School of Medicine. Dr. Hitt has taught and conducted research at several institutions in the United States and Mexico, culminating with his work at the World Health Organization in Mexico City from 1989 to 1994. He was the recipient of the Eli Lily Award from the National Institute of Health in 1953; the Leovenhoek Award in 1960, the Cientifico Destacado in 1990 and 1992, and the Bioethics International Award of Merit in 1993. Dr. Hitt was a member of the Board of Directors of Phsycians Against Nuclear War, which organization was awarded the Nobel Peace Prize in 1985. Dr. Hitt is currently the Director of the William Hitt Center, which conducts clinical immunology and addiction recovery programs, has operated since 1986 and now has seven locations in Central and South America, with headquarters in Tijuana, Mexico.

     The appointment of Marshall, Adair, Sunnen and Hitt to the Registrants' Board came in the wake of a proxy solicited by Sand Dollar, which sought shareholder proxies to vote for Marshall, Adair, Sunnen and Hitt as directors.

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     In connection with their appointment to the Board, Marshall,  Adair, Sunnen and Hitt (collectively, the "New Directors") and Sand Dollar entered into an agreement in principal (the "Agreement") with Gropper, Handel and Pealer (collectively, the "Old Directors") pursuant to which the parties agreed, inter alia,

     (a)  that Pealer and Handel resign as Directors;

     (b) to cause the election of the New Directors to the Registrant's Board of Directors and to cause the appointment of Marshall as Chairman, Adair as President, Gropper as Chief Operating Officer and Sunnen as Secretary;

     (c) to cause the Registrant to enter into indemnification agreements with each of the New Directors and Old Directors;

     (d) that the New Directors shall not commence or participate in any legal proceedings, including class actions, against the Old Directors arising out of the operations of the Registrant;

     (e) to release and hold each other harmless against any claim or liability of any kind (with the exception of any obligations under the Agreement);

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



     (f) to cause the issuance to Sand Dollar of warrants to purchase an aggregate of 73,333,33 of the Registrant's common stock, as follows:

     i) warrants to purchase up to 15,000,000 shares of the Registrant's common stock, at purchase price of $.07 a share, until September 10, 1997;

     ii) warrants to purchase up to 33,333,333 shares of the Registrant's common stock, at a purchase price of $.15 a share, until June 11, 1998; and

     iii) warrants to purchase up to 25,000,000 shares of the Registrant's common stock, at a purchase price of $.20 a share, until June 11, 1998.

Item 6.           Resignation of Directors

     On June 12, 1997, pursuant to the Agreement, Pealer resigned from Registrant's Board of Directors, effective that day. On June 12, 1997, Handel resigned from Registrant's Board, effective June 13, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, one of its officers thereunto duly authorized.


Dated:  New York, NY
        June 19, 1997

                                   MEDIZONE INTERNATIONAL, INC.



                                By: /s/ Milton G. Adair
                                    --------------------------
                                    Milton G. Adair
                                    President